UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported) January 25, 2006
                                                     -----------------

                               GUIDANT CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                     INDIANA
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                 (State or Other Jurisdiction of Incorporation)

         001-13388                               35-1931722
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 (Commission File Number)             (IRS Employer Identification No.)


           111 Monument Circle, Suite 2900
                Indianapolis, Indiana                                 46204
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      (Address of Principal Executive Offices)                      (Zip Code)

                                 (317) 971-2004
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

         Merger Agreement

On January 25, 2006, Boston Scientific Corporation and Guidant Corporation entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides for a business combination whereby Galaxy Merger Sub, Inc. ("Merger Sub"), an Indiana corporation and a wholly owned subsidiary of Boston Scientific, will merge with and into Guidant (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub will cease and Guidant will continue as the surviving corporation in the Merger.

At the effective time of the Merger, each share of Guidant common stock (other than shares owned by Guidant, Boston Scientific and Merger Sub) will be converted into the right to receive a combination of (i) $42.00 in cash and (ii) a number of shares of Boston Scientific common stock with a value, based upon the average closing price of Boston Scientific common stock during the 20 consecutive trading day period ending three trading days prior to the closing, of $38.00, so long as the average closing price of Boston Scientific common stock during this period is within the range of $22.62 to $28.86. If the average closing price of Boston Scientific common stock during such period is less than $22.62, Guidant shareholders will receive 1.6799 Boston Scientific shares for each share of Guidant common stock, and if the average closing price of Boston Scientific common stock during such period is greater than $28.86, Guidant shareholders will receive 1.3167 Boston Scientific shares for each share of Guidant common stock. Additionally, if the closing does not occur on or prior to March 31, 2006, the $80 per share price would be increased by $0.0132 in cash for each day between April 1, 2006 and the date of closing. Outstanding Guidant stock options at the time of the closing will be converted into options to purchase Boston Scientific common stock.

The Merger is subject to the approval of the Guidant and Boston Scientific shareholders. In addition, the Merger is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act and the European Union merger control regulation, as well as other customary closing conditions.

Boston Scientific and Guidant have made customary representations, warranties and covenants in the Merger Agreement, including Guidant making covenants not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.

The Merger Agreement contains certain termination rights for both Boston Scientific and Guidant, and further provides that, upon termination of the Merger Agreement under certain circumstances, (i) Guidant may be obligated to pay Boston Scientific a termination fee of $800 million and (ii) Boston Scientific may be obligated to pay Guidant a termination fee of $800 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The representations and warranties of each of Boston Scientific and Guidant contained in the Merger Agreement have been made solely for the benefit of the other party and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (1) will not survive consummation of the Merger and, other than certain representations and warranties relating to broker and advisor fees, cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except if willfully and materially breached, (2) may be intended not as statements of actual fact, but rather as a way of allocating risk between the parties, (3) are subject to the materiality standard described in the Merger Agreement, which may differ from what may be viewed as material by others, and (4) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.

In connection with the Merger, Boston Scientific and Abbott Laboratories entered into a transaction agreement, dated as of January 8, 2006 and amended as of January 16, 2006, pursuant to which, among others things, Abbott will acquire Guidant's vascular intervention and endovascular solutions businesses. Under the terms of the agreement, Abbott has agreed to pay $4.1 billion for the businesses, with additional payments of $250 million upon U.S. Food and Drug Administration (FDA) approval of an everolimus-based drug-eluting stent product and $250 million upon a similar approval in Japan, if in each case such approval is received within 10 years of closing. Also under the terms of the agreement, Abbott has agreed to provide a five-year, $900 million 4% interest-bearing loan to Boston Scientific and to purchase $1.4 billion of Boston Scientific common stock (approximately 56 million shares). The agreement is contingent upon the satisfaction or waiver of the conditions to the Merger or the closing of the Merger, as well as other customary closing conditions, including receipt of regulatory approvals. Pursuant to the Merger Agreement, Guidant has agreed to assume and perform the transaction agreement with Abbott prior to the closing of the Merger.

         Voting Agreement

In connection with the execution of the Merger Agreement, also on January 25, 2006, Guidant entered into Voting Agreements (the "Voting Agreements") with certain Boston Scientific shareholders who control approximately 30% of the outstanding shares of Boston Scientific (the "Shareholders"). Pursuant to the Voting Agreements, each Shareholder agreed to vote its shares of Boston Scientific common stock in favor of the transactions contemplated by the Merger Agreement and to grant and appoint Guidant and certain of its officers as the Shareholder's irrevocable proxy to vote the shares in accordance with the Voting Agreement until the Termination Date (as defined in the Voting Agreement).

A copy of the Form of Voting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Form of Voting Agreement is qualified in its entirety by reference to the full text of the Form of Voting Agreement.

         Second Amendment to Rights Agreement

Guidant also entered into the Second Amendment (the "Second Amendment"), effective as of January 25, 2006, to its Rights Agreement, dated as of December 15, 2004 and amended effective as of November 14, 2005 (the "Rights Agreement"), with Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.) as rights agent. The Second Amendment, among other things, renders the Rights Agreement inapplicable to the Merger Agreement, the Merger and the other transactions contemplated thereby.

A copy of the Second Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment.

Item 1.02         Termination of a Material Definitive Agreement

Immediately prior to the execution of the Merger Agreement, Guidant terminated the Amended and Restated Agreement and Plan of Merger among Johnson & Johnson, Guidant and Shelby Merger Sub, Inc., dated as of November 14, 2005 and amended as of January 11, 2006 and January 13, 2006, according to its terms. In accordance with the terms of the Merger Agreement, Boston Scientific will reimburse Guidant for the termination fee of $705 million paid by Guidant to Johnson & Johnson as a result of the termination.

Item 5.01         Changes in Control of Registrant

The information reported in Item 1.01 "Entry into a Material Definitive Agreement" is hereby incorporated by reference.

Item 9.01         Financial Statements and Exhibits

         (d)

Exhibit No.      Description
-----------      -----------

   2.1 Agreement and Plan of Merger among Boston Scientific Corporation, Guidant Corporation and Galaxy Merger Sub, Inc., dated as of January 25, 2006

   4.1 Second Amendment, effective as of January 25, 2006, to Rights Agreement, dated as of December 15, 2004 and amended effective as of November 14, 2005, between Guidant Corporation and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.)

   10.1 Form of Voting Agreement between Guidant Corporation and certain shareholders of Boston Scientific

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              GUIDANT CORPORATION


Dated: January 27, 2005                   By:  /s/ Keith E. Brauer
                                              ----------------------------------
                                              Name:  Keith E. Brauer
                                              Title: Vice President, Finance and
                                                     Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------

   2.1 Agreement and Plan of Merger among Boston Scientific Corporation, Guidant Corporation and Galaxy Merger Sub, Inc., dated as of January 25, 2006

   4.1 Second Amendment, effective as of January 25, 2006, to Rights Agreement, dated as of December 15, 2004 and amended effective as of November 14, 2005, between Guidant Corporation and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.)

  10.1 Form of Voting Agreement between Guidant Corporation and certain shareholders of Boston Scientific